AMENDED AND RESTATED

SCHEDULE A

(as of December 29, 2012)

BMO Funds

Portfolio	Effective Date	Initial Term
BMO Large-Cap Value Fund	October 6, 2011	August 31, 2012
BMO Dividend Income Fund	December 29, 2011	August 31, 2012
BMO Large-Cap Growth Fund	October 6, 2011	August 31, 2012
BMO Large-Cap Focus Fund	October 6, 2011	August 31, 2012
BMO Mid-Cap Value Fund	October 6, 2011	August 31, 2012
BMO Mid-Cap Growth Fund	October 6, 2011	August 31, 2012
BMO Small-Cap Value Fund	October 6, 2011	August 31, 2012
BMO Small-Cap Growth Fund	October 6, 2011	August 31, 2012
BMO Pyrford International Stock Fund	December 29, 2011	August 31, 2012
BMO Lloyd George Emerging Markets Equity Fund	October 6, 2011	August 31, 2012
BMO Pyrford Global Strategic Return Fund	December 29, 2011	August 31, 2012
BMO Ultra Short Tax-Free Fund	October 6, 2011	August 31, 2012
BMO Short-Term Income Fund	October 6, 2011	August 31, 2012
BMO Short-Intermediate Bond Fund	October 6, 2011	August 31, 2012
BMO Intermediate Tax-Free Fund	October 6, 2011	August 31, 2012
BMO Government Income Fund	October 6, 2011	August 31, 2012
BMO TCH Corporate Income Fund	October 6, 2011	August 31, 2012
BMO Aggregate Bond Fund	October 6, 2011	August 31, 2012
BMO TCH Core Plus Bond Fund	October 6, 2011	August 31, 2012
BMO Monegy High Yield Bond Fund	December 29, 2011	August 31, 2012
BMO Government Money Market Fund	October 6, 2011	August 31, 2012
BMO Tax-Free Money Market Fund	October 6, 2011	August 31, 2012
BMO Prime Money Market Fund	October 6, 2011	August 31, 2012

AMENDED AND RESTATED SCHEDULE B

For all services rendered by the Adviser pursuant to the Agreement, each Portfolio of the Fund shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered, an annual investment advisory fee calculated by applying the applicable annual rate to the average daily net assets of the Portfolio as set forth below.

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $500 million	on the next $200 million	on the next $100 million	in excess of $800 million
BMO Large-Cap Value Fund	0.75%	0.74%	0.70%	0.65%
BMO Dividend Income Fund	0.50%	0.49%	0.45%	0.40%
BMO Large-Cap Growth Fund	0.75%	0.74%	0.70%	0.65%
BMO Large-Cap Focus Fund	0.50%	0.49%	0.45%	0.40%
BMO Mid-Cap Value Fund	0.75%	0.74%	0.70%	0.65%
BMO Mid-Cap Growth Fund	0.75%	0.74%	0.70%	0.65%
BMO Small-Cap Value Fund	0.75%	0.75%	0.75%	0.75%
BMO Small-Cap Growth Fund	1.00%	1.00%	1.00%	1.00%
BMO Pyrford International Stock Fund	1.00%	0.99%	0.95%	0.90%
BMO Lloyd George Emerging Markets Equity Fund	0.90%	0.89%	0.85%	0.80%
BMO Pyrford Global Strategic Return Fund	0.80%	0.79%	0.75%	0.70%
BMO Ultra Short Tax-Free Fund	0.20%	0.19%	0.10%	0.10%
BMO Short-Term Income Fund	0.20%	0.19%	0.10%	0.10%
BMO Short-Intermediate Bond Fund	0.40%	0.39%	0.30%	0.25%
BMO Intermediate Tax-Free Fund	0.30%	0.29%	0.20%	0.15%
BMO Government Income Fund	0.40%	0.39%	0.30%	0.25%
BMO TCH Corporate Income Fund	0.25%	0.24%	0.15%	0.10%
BMO Aggregate Bond Fund	0.40%	0.39%	0.30%	0.25%
BMO TCH Core Plus Bond Fund	0.25%	0.24%	0.15%	0.10%
BMO Monegy High Yield Bond Fund	0.50%	0.50%	0.50%	0.50%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $2 billion	on the next $2 billion	on the next $2 billion	on the next $2 billion	in excess of $8 billion
Marshall Government Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
Marshall Tax-Free Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
Marshall Prime Money Market Fund	0.150%	0.135%	0.120%	0.105%	0.090%

The investment advisory fee shall accrue daily at the rate of 1/365th of the applicable annual rate applied to the daily net assets of the Portfolio. The investment advisory fee so accrued shall be paid to the Adviser monthly.

Effective this      day of         , 201    .

BMO Funds, Inc.		M&I Investment Management Corp.

By:		By:
Name:	John M. Blaser	Name:	Tommy O. Huie
Title:	President	Title:	President

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